As filed with the Securities and Exchange Commission on February 29, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

U.S. GEOTHERMAL INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1472231
(State or jurisdiction of incorporation or organization)	(I.R.S. Employee Identification No.)

390 E. Parkcenter Blvd., Suite 250
Boise, Idaho 83706
(208) 424-1027
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Dennis J. Gilles
Chief Executive Officer
390 E. Parkcenter Blvd.,
Boise, Idaho 83706
(208) 424-1027
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Christopher J. Barry and
Kimberley R. Anderson
Dorsey & Whitney LLP
701 Fifth Avenue, Suite 6100
Seattle, Washington 98104-7043
(206) 903-8800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount to be	Aggregate Price	Aggregate Offering	Amount of
Securities To Be Registered (1)	Registered(1)	Per Unit (2)	Price(2)	Registration Fee
Common Stock, $0.001 par value per share	2,500,000	0.56	$1,400,000	$140.98

(1)

Represents up to 2,500,000 shares of the Registrant’s common stock which are issuable to the selling stockholder upon conversion of an aggregate principal amount of up to $1,000,000 of the Registrant’s convertible note (the “Note”). The 2,500,000 shares represent our good faith estimate of the maximum number of shares that we may issue upon our election in repayment of the Note.

(2)

Estimated solely for the purposes of calculating the registration fee pursuant to Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s common stock on February 24, 2016, as reported by the NYSE MKT LLC (“NYSE MKT”).

____________________________________

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 29, 2016

PRELIMINARY PROSPECTUS

U.S. GEOTHERMAL INC.
2,500,000 shares of Common Stock

            This prospectus relates to the offer and sale from time to time of up to 2,500,000 shares of the common stock, par value $0.001 per share, of U.S. Geothermal Inc., (“we,” “us,” or the “Company”), by the selling stockholder listed beginning on page 3 of this prospectus. All of the shares being offered, when sold, will be sold by selling stockholder.

            We will not receive any proceeds from the sale of the shares by the selling stockholder. We will pay the expenses of registering the shares sold by the selling stockholder. See “Selling Stockholder” beginning on page 3 for a description of the selling stockholder.

            These shares of common stock are being registered to permit the selling stockholder or their transferees, pledgees, donees, or successors to sell the shares from time to time, in amounts and at prices and on terms determined at the time of the offering. However, our registration of the shares does not mean the selling stockholder will offer or sell any of the shares. The selling stockholder may offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus in a number of different ways and at prevailing market prices or privately negotiated transactions. We provide more information about how the selling stockholder may sell the shares in the section entitled “Plan of Distribution” beginning on page 5 of this prospectus.

            Our common stock is listed on the NYSE MKT under the symbol “HTM.” On February 24, 2016 the last reported sale price for our common stock on the NYSE MKT was $0.56 per share.

            An investment in our securities involves a high degree of risk. Before you invest, you should carefully read this prospectus, including the Risk Factors beginning on page 2 of this prospectus, together with any prospectus supplement and the documents we incorporate by reference.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2016.

__________________

ABOUT THIS PROSPECTUS

            This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”). The registration statement we filed with the Securities and Exchange Commission (“SEC”) includes exhibits that provide more detail regarding the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find Additional Information” and “Incorporation by Reference” before making your investment decision.

            You should rely only on the information contained in this document or to which we have referred you. We and the selling stockholder have not authorized anyone to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus and any prospectus supplement, and any free writing prospectus is accurate only as of the date of those respective documents. You should read this prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus and any prospectus supplement, and any free writing prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to in the prospectus entitled “Incorporation by Reference.”

            As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus incorporates by reference important information that is not contained in this prospectus but that is contained in documents that we file with the SEC. You may read and obtain copies of these documents and the other reports we file with the SEC at the SEC’s web site, www.sec.gov, or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

            The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

            Our functional currency is the United States dollar. All references to “dollars” or “$” are to United States dollars.

Summary of Our Business

            U.S. Geothermal Inc., through its subsidiaries, constructs, manages and operates power plants that utilize geothermal resources to produce energy. Our operations have been, primarily, focused in the Western United States. The Company currently owns and operates the following geothermal power plant projects: Raft River, Idaho; San Emidio, Nevada; and Neal Hot Springs, Oregon. The Company also has geothermal property interests in the Republic of Guatemala; the Geysers in California; Vale, Oregon; Crescent Valley, Nevada; Ruby Hot Springs, Nevada; Lee Hot Springs, Nevada; and Gerlach, Nevada, some of which are under development or exploration.

            Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Incorporation by Reference” and “Where You Can Find More Information.” Our principal corporate and executive offices are located at 390 E. Parkcenter Blvd., Boise, Idaho 83706. Our telephone number is (208) 424-1027. We maintain a website at http://www.usgeothermal.com. Information contained on our website is not part of this prospectus.

2015 Convertible Promissory Note

            On December 14, 2015, we entered into a Purchase and Sale Agreement, whereby we, through an indirect, wholly-owned subsidiary, Idaho USG Holdings, LLC, acquired from Raft River I Holdings, LLC, a subsidiary of the Goldman Sachs Group, Inc., the majority of their cash flow interest in and ownership of the Raft River geothermal project located in Southeast Idaho.

            In connection with the Purchase and Sale Agreement, we issued a convertible promissory note to Goldman, Sachs & Co., a designee of Goldman Sachs Group Inc., which matures on the earlier of (i) March 31, 2016 and (ii) the date of consummation of a transaction resulting in a change of control of the Company, in the principal amount of $1,597,000, bearing interest at the rate of 8% per annum.

            On or before the Maturity Date, we may elect to pay up to an aggregate amount of $1,000,000 of principal and interest on the Note by issuance of shares of our common stock at a conversion price which shall be the weighted average of the closing prices for our common stock on the NYSE MKT for the ten (10) trading days immediately preceding the date of conversion as reported by the NYSE MKT. Provided however, that the converted shares, when aggregated with all other shares of common stock beneficially owned by the selling stockholder and its affiliates may not exceed 9.99% of the then issued and outstanding shares of our common stock.

            Under the terms of the Note, we agreed to use our commercially reasonable efforts to keep the Registration Statement continuously effective and available for use by selling stockholder’s designee as provided by the Note.

            The registration statement of which this prospectus is a part covers the shares of common stock issuable upon the conversion of the Note.

The Offering

Securities offered by us	None
Securities offered by the selling stockholder	Up to 2,500,000 shares of common stock issuable upon conversion of the Note
Common shares outstanding immediately before this offering, as of February 24, 2016:	110,215,235
Common shares outstanding immediately after this offering	112,715,235 (1)
Use of proceeds:	We will not receive any proceeds from the sale by the selling stockholder of our common stock covered by this prospectus. See “Use of Proceeds” on page 3.
Common shares Ticker Symbols:	NYSE MKT: “HTM”
Risk Factors	See “Risk Factors” beginning on page 2 and other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our securities.

(1)	Assumes the issuance of the maximum 2,500,000 shares. Actual number may be lower and is dependent on the conversion price. For more information, see “2015 Convertible Promissory Note.”

RISK FACTORS

            An investment in our common stock involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 16, 2015 (our “Annual Report”), as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference into this prospectus, in evaluating an investment in our common stock. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. If the selling stockholder offer and sell any common stock pursuant to a prospectus supplement, we may include in the applicable prospectus supplement additional risk factors relevant to those shares of common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

            This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “intends,” “estimates,” “may,” “should,” “will,” “could,” “plan,” “predict,” “potential,” or similar expressions in this prospectus or in documents incorporated by reference in this prospectus. Risks, uncertainties, and other factors that might cause such differences, some of which are material, include, but are not limited to, the factors discussed under the section of this prospectus entitled “Risk Factors.”

USE OF PROCEEDS

            The selling stockholder will receive all of the net proceeds from the sales of common stock offered under this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholder.

SELLING STOCKHOLDER

            This prospectus covers the offering of up to 2,500,000 shares of our common stock by the selling stockholder.

            The shares of common stock being offered by the selling stockholder are those issuable to the selling stockholder upon conversion of the Note. For additional information regarding the issuance of shares of common stock upon conversion of the Note, see “2015 Convertible Promissory Note” above. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time.

            The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the selling stockholder. The selling stockholder may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

            We will receive no proceeds from the sale of the registered shares, and we have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

            The Selling Stockholder is a registered dealer-broker and the selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Within the past three years, we have been co-investors with an affiliate of the selling stockholder in Raft River Energy I LLC. The selling stockholder and/or its affiliates may have provided, or pitched, investment banking or other services customarily provided by financial institutions for customary fees.

            Except as described above and except for the ownership of the Note and the beneficial ownership of the shares described in the table below, the selling stockholder has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Selling stockholder Information

            The following table and accompanying footnotes, which was prepared based on information furnished to us by or on behalf of the selling stockholder, sets forth, as of December 14, 2015, information regarding the beneficial ownership of outstanding shares of our common stock owned by the selling stockholder. Beneficial ownership has been determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.

            Shares of common stock subject to options currently exercisable and convertible securities currently convertible, or exercisable or convertible within 60 days after the date of this prospectus, are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

            We are not able to estimate the number of shares of our common stock that will be held by the selling stockholder after the completion of this offering because the selling stockholder may offer all, some, or none of the shares.

            Information concerning the selling stockholders may change from time to time, and any changed information will be presented in a prospectus supplement as necessary. Please carefully read the footnotes located below the table in conjunction with the information presented in the table.

	Before Offering			After Offering (4)
Name	Total Number of Shares Beneficially Owned (1)(2)	Percentage of Shares Owned (1)(2)(3)	Number of Shares Offered(2)	Shares Owned	Percentage of Shares Owned (3)
Goldman, Sachs & Co. (5)	1,793,400	1.6	1,793,400	-	-

(1) Under the terms of the Note, the shares of common stock that may be converted, when aggregated with all other shares of common stock beneficially owned by the selling stockholder and its affiliates may not exceed 9.99% of the then issued and outstanding shares of common stock of the Company.

(2) Includes up to 2,500,000 shares of our common stock issuable to the selling stockholder upon conversion of the Note at a conversion price which shall be the weighted average of the closing prices for the Company’s shares of common stock on the NYSE MKT for the ten (10) trading days immediately preceding the date of conversion as reported by the NYSE MKT. The 1,793,400 shares represented is based on the market price of shares of our common stock as of February 24, 2016 as reported by the NYSE MKT. The actual number of shares may be different from the represented figure. For more information see “2015 Convertible Promissory Note.”

(3) Percentage ownership is based on 110,215,235 shares of our common stock outstanding as of February 24, 2016.

(4) The selling stockholder may not sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the selling stockholders after completion of this offering. However, for illustrative purposes of this table, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by the selling stockholder.

(5) The mailing address for Goldman, Sachs & Co., a New York limited partnership, is 200 West Street, New York, New York 10282. The Goldman Sachs Group, Inc. is the ultimate parent company and majority owner of Goldman, Sachs & Co. and is a reporting public company.

PLAN OF DISTRIBUTION

            The selling stockholder of our common stock and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the NYSE MKT or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  a broker-dealer may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale;

  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

  any other method permitted pursuant to applicable law.

            The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

            Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 5110.

            In connection with the sale of the common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

            The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any underwriter or other person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed customary fees and commissions.

            The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

            We are required to pay certain fees and expenses incurred by us incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock by the selling stockholder.

            The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such shares may be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

            The shares will be sold only through registered or licensed broker-dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

            The validity of the common stock offered by this prospectus has been passed upon for us by Dorsey & Whitney LLP.

EXPERTS

            The consolidated balance sheet of the Company as of December 31, 2014, and the related consolidated statements of stockholders’ equity, operations, and cash flows of the Company for the period then ended, which are incorporated by reference into this prospectus, have been so included in reliance on the report of Frucci & Associates II, PLLC (formerly known as MartinelliMick PLLC), independent accountants, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

            The SEC allows us to “incorporate by reference” information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus. Information we file with the SEC after the date of this prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus.

            We incorporate by reference the documents listed below, and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K, or corresponding information furnished under Item 9.01 or included as an exhibit ) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the effectiveness of this registration statement and before the termination of the offering:

  our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 16, 2015;

  our definitive proxy statement for our 2015 Annual Meeting of Stockholders, filed with the SEC on May 15, 2015 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014);

  our Quarterly Report on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015;

  our Current Reports on Form 8-K filed with the SEC on April 6, 2015, May 5, 2015, June 30, 2015, August 10, 2015, December 18, 2015, January 22, 2016, January 25, 2016 and February 4, 2016;

  Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on March 30, 2015;

  the description of our common stock contained in our registration statement on Form 8-A filed on April 15, 2008 with the SEC under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for purposes of updating such description; and

  all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities made by this prospectus. These other documents become part of this prospectus from the date of filing for those documents.

            We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at:

U.S. Geothermal Inc.
390 E. Parkcenter Blvd., Suite 250
Boise, ID 83706
(208) 424-1027

            Information about us is also available at our website at www.usgeothermal.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

            We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

            You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. This prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

2,500,000 Shares

U.S. GEOTHERMAL INC.

Common Stock

______________

PROSPECTUS
______________

The date of this prospectus is      , 2016

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

            The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$141
Accounting fees and expenses(1)	1,000
Legal fees and expenses(1)	10,000
Miscellaneous expenses(1)	15
Total(1)	$11,156

            (1) Estimated for purposes of completing the information required pursuant to this Item 14.

Item 15. Indemnification of Directors and Officers.

            Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article XII of the registrant’s Certificate of Incorporation provides for indemnification of officers, directors and other employees of the registrant to the fullest extent permitted by Delaware Law. Article XIII of the registrant’s Certificate of Incorporation provides that directors shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to the registrant or our stockholders, (ii) for acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Item 16. Exhibits.

            See the Exhibit Index hereto.

Item 17. Undertakings.

            The undersigned registrant hereby undertakes:

            (1)        To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

            (i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

            (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, That:

            Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

            (2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                        (i)        If the registrant is relying on Rule 430B;

(A)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) of this chapter as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) of this chapter for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

            (5)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

              (ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

              (iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              (iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

            (6)        That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (7)        To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

            (8)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (9)        That:

            (i)         For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

            (ii)        For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on the 25th day of February, 2016.

U.S. Geothermal Inc.

By: /s/ Dennis J. Gilles
Name: Dennis J. Gilles
Title: Chief Executive Officer

POWERS OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dennis J. Gilles, Kerry D. Hawkley and Douglas J. Glaspey, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Dennis J. Gilles	Chief Executive Officer and Director	February 25, 2016
Dennis J. Gilles	(Principal Executive Officer)

/s/ Kerry D. Hawkley
Kerry D. Hawkley	Chief Financial Officer and Corporate Secretary	February 25, 2016
(Principal Financial and Accounting Officer)

/s/ Douglas J. Glaspey
Douglas J. Glaspey	President, Chief Operating Officer and Director	February 25, 2016

/s/ John H. Walker
John H. Walker	Chairman and Director	February 25, 2016

/s/ Paul A. Larkin
Paul A. Larkin	Director	February 25, 2016

/s/ Leland R. Mink
Leland R. Mink	Director	February 25, 2016

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

3.1	Amended Certificate of Incorporation of U.S. Geothermal Inc. (incorporated by reference to exhibit 3.1 to the registrant’s Form S-3 filed on March 20, 2015)

3.2	Second Amended and Restated Bylaws of U.S. Geothermal Inc. (incorporated by reference to exhibit 99.1 to the registrant’s Current Report on Form 8-K as filed on October 18, 2010)

4.1	Form of Stock Certificate (incorporated by reference to exhibit 4.1 to the registrant’s Registration Statement on Form SB-2 as filed on July 8, 2004)

4.2	Form of Convertible Promissory Note issued to Goldman, Sachs & Co. (incorporated by reference from Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed December 18, 2015).

5.1	Opinion of Dorsey & Whitney LLP

23.1	Consent of Fruci & Associates II, PLLC (formerly known as MartinelliMick PLLC)

23.2	Consent of Dorsey & Whitney LLP (included in exhibit 5.1)

24.1	Powers of Attorney (included on signature page)